                                                                    Exhibit 99.7

                            BHC COMMUNICATIONS, INC.
                            ------------------------
                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------
                           QUARTER ENDED JUNE 30, 2001
                           ---------------------------

   Condensed Consolidated Balance Sheets                     F-1 - F-2

   Condensed Consolidated Statements of Income               F-3

   Condensed Consolidated Statements of Cash Flows           F-4

   Notes to Condensed Consolidated Financial Statements      F-5 - F-7

                            BHC COMMUNICATIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
           (In thousands of dollars except share and per share data)
                                   (UNAUDITED)
                      -------------------------------------

                                                  June 30,   December 31,
                                                    2001         2000
                                                -----------  ------------
ASSETS
------
CURRENT ASSETS:
  Cash and cash equivalents                     $ 1,038,014  $    235,796
  Marketable securities (substantially
    all U.S. Government securities)                 525,901     1,136,103
  Income tax refund receivable                       16,252       129,649
  Accounts receivable, net                           96,557       102,056
  Film contract rights                              108,289       121,135
  Prepaid expenses and other current assets          38,607        46,978
                                                -----------  ------------
    Total current assets                          1,823,620     1,771,717
                                                -----------  ------------
INVESTMENTS                                          81,034        87,162
                                                -----------  ------------
FILM CONTRACT RIGHTS, less current portion           96,649        43,978
                                                -----------  ------------
PROPERTY AND EQUIPMENT, net                          58,463        61,819
                                                -----------  ------------
INTANGIBLE ASSETS                                   398,526       404,802
                                                -----------  ------------
OTHER ASSETS                                         23,028        21,483
                                                -----------  ------------
                                                $ 2,481,320  $  2,390,961
                                                ===========  ============

LIABILITIES AND SHAREHOLDERS' INVESTMENT
----------------------------------------
CURRENT LIABILITIES:
  Film contracts payable within one year       $    108,940  $    107,913
  Accounts payable and accrued expenses              97,027       101,234
  Payable and deferred income taxes                  16,543        32,006
                                               ------------  ------------
    Total current liabilities                       222,510       241,153
                                               ------------  ------------
FILM CONTRACTS PAYABLE AFTER ONE YEAR               155,054       101,471
                                               ------------  ------------
OTHER LONG-TERM LIABILITIES                           5,522         5,091
                                               ------------  ------------
MINORITY INTEREST                                   197,110       180,930
                                               ------------  ------------

COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDERS' INVESTMENT:
  Class A common stock - par value $.01
    per share; authorized 200,000,000 shares;
    outstanding 4,511,605 shares                         45            45
  Class B common stock - par value $.01
    per share; authorized 200,000,000
    shares; outstanding 18,000,000 shares               180           180
  Retained earnings                               1,896,361     1,858,733
  Accumulated other comprehensive income              4,538         3,358
                                               ------------  ------------
                                                  1,901,124     1,862,316
                                               ------------  ------------
                                               $  2,481,320  $  2,390,961
                                               ============  ============

  The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                            BHC COMMUNICATIONS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands of dollars except per share data)
                                   (UNAUDITED)
                 -----------------------------------------------

                             Three Months            Six Months
                            Ended June 30,         Ended June 30,
                         --------------------  --------------------
                            2001       2000      2001      2000
                         ---------  ---------  ---------  ---------
OPERATING REVENUES       $ 120,406    132,299  $ 226,509  $ 254,265
                         ---------  ---------  ---------  ---------
OPERATING EXPENSES:
  Television expenses       66,892     62,929    126,709    119,222
  Selling, general and
   administrative           38,723     36,344     76,076     72,216
                         ---------  ---------  ---------  ---------
                           105,615     99,273    202,785    191,438
                         ---------  ---------  ---------  ---------
   Operating income         14,791     33,026     23,724     62,827
                         ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):
  Interest and
    other income            18,434     26,302     41,510     46,873
  Equity loss and other
    related to United
    Paramount Network            -          -          -    (35,696)
                         ---------  ---------  ---------  ---------
                            18,434     26,302     41,510     11,177
                         ---------  ---------  ---------  ---------
   Income before income
    taxes and minority
    interest                33,225     59,328     65,234     74,004

INCOME TAX PROVISION         2,500     25,800     16,000     32,200
                         ---------  ---------  ---------  ---------

   Income before
    minority interest       30,725     33,528     49,234     41,804

MINORITY INTEREST           (9,996)    (6,420)   (12,955)   (10,260)
                         ---------  ---------  ---------  ---------
    Net income           $  20,729  $  27,108  $  36,279  $  31,544
                         =========  =========  =========  =========

Earnings per share:
  Basic                  $    0.92  $    1.20  $    1.61  $    1.40
                         =========  =========  =========  =========
  Diluted                $    0.92  $    1.20  $    1.61  $    1.40
                         =========  =========  =========  =========

  The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                            BHC COMMUNICATIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands of dollars)
                                   (UNAUDITED)
                 -----------------------------------------------

                                                   Six Months
                                                  Ended June 30,
                                              -----------------------
                                                  2001         2000
                                              ----------   ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                   $   36,279   $   31,544
 Adjustments to reconcile net income to net
  cash provided from operating activities:
    Film contract payments                       (54,966)     (53,907)
    Film contract amortization                    67,949       49,733
    Programming/investment write down              5,050       10,000
    Depreciation and other amortization           11,744       11,953
    Equity loss and other related to United
     Paramount Network                                 -       35,696
    Minority interest                             12,955       10,260
    Other                                            660      (10,281)
    Changes in assets and liabilities:
     Accounts receivable                           5,499       (2,800)
     Other assets                                    855       (8,845)
     Accounts payable and other liabilities       (1,971)         123
     Income taxes                                 93,480      (29,944)
                                              ----------   ----------
       Net cash provided from
        operating activities                     177,534       43,532
                                              ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Disposition of marketable securities, net       622,767      170,271
 Investment in United Paramount Network                -      (25,875)
 Other investments                                  (571)      (4,774)
 Capital expenditures, net                        (2,112)      (8,064)
 Other                                                (4)         (12)
                                              ----------   ----------
       Net cash provided from
        investing activities                     620,080      131,546
                                              ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payment of special dividend                           -      (45,023)
 Capital transactions of subsidiary                4,604           26
                                              ----------   ----------
       Net cash provided from (used in)
        financing activities                       4,604      (44,997)
                                              ----------   ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS        802,218      130,081

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD   235,796      117,184
                                              ----------   ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD      $1,038,014   $  247,265
                                              ==========   ==========

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                            BHC COMMUNICATIONS, INC.
                            ------------------------
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
        ----------------------------------------------------------------

1.   PRINCIPLES OF CONSOLIDATION:

     The accompanying condensed consolidated financial statements include the accounts of BHC Communications, Inc. and its subsidiaries ("BHC"). BHC, a majority owned (80.0% at June 30, 2001) subsidiary of Chris-Craft Industries, Inc., operates ten television stations, three wholly owned and seven owned by United Television, Inc. (UTV), 57.6% owned by BHC at June 30, 2001. The interest of UTV shareholders other than BHC in the net income and net assets of UTV is set forth as minority interest in the accompanying condensed consolidated statements of income and condensed consolidated balance sheets, respectively. Intercompany accounts and transactions have been eliminated. Effective July 31, 2001, BHC was acquired by The News Corporation Limited ("News Corp.")(see
Note 9).

     The financial information included herein has been prepared by BHC, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, BHC believes that the disclosures herein are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and the notes thereto included in BHC's latest annual report on Form 10-K. The information furnished reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods. The results for these interim periods are not necessarily indicative of results to be expected for the full year, due to seasonal factors, among others.

2.   MARKETABLE SECURITIES:

     All of BHC's marketable securities have been categorized as available-for-sale and are carried at fair market value. Since marketable securities are available for current operations, all are included in current assets.

     At June 30, 2001, BHC's marketable securities consisted of U.S. Government securities, which had a cost of $510,352,000 and a fair value of $511,994,000, and equity securities, which had a cost of $8,324,000 and a fair value of $13,907,000. The difference between aggregate cost and fair value of $7,225,000 ($4,538,000, net of income taxes and minority interest)is reflected as an increase to shareholders' investment in the accompanying condensed consolidated balance sheet. Of the investments in U.S. Government securities, 97% mature within one year and all within 15 months.

     At December 31, 2000, BHC's marketable securities consisted of U.S. Government securities, which had a cost of $1,091,231,000 and a fair value of $1,092,975,000, and equity securities, which had a cost of $39,409,000 and a fair value of $43,128,000. The difference between aggregate cost and fair value of $5,463,000 ($3,358,000, net of income taxes and minority interest) is reflected as an increase to shareholders' investment in the accompanying condensed consolidated balance sheet.

3.   UNITED PARAMOUNT NETWORK AND OTHER INVESTMENTS:

     In July 1994, BHC, along with Viacom Inc.'s Paramount Television Group, formed the United Paramount Network, a broadcast television network which premiered in January 1995. BHC owned 100% of UPN from its inception through January 15, 1997, when Viacom completed the exercise of its option to acquire a 50% interest in UPN, and, accordingly, BHC and Viacom thereafter shared equally in UPN's losses and funding requirements. On March 31, 2000, BHC sold its remaining 50% interest in UPN to Viacom. As a result of the sale, BHC has no further ownership interest in the network or obligation to fund UPN's operations. Equity loss and other related to UPN in the accompanying income statements totaled $35,696,000 for the six months ended June 30, 2000 and includes equity loss in UPN of $22,574,000, loss on sale of BHC's interest in UPN of $11,347,000, and related expenses of $1,775,000.

     Also included in Investments on the accompanying condensed consolidated balance sheets are BHC's other investments which it considers long-term. In June 2001, BHC recorded an impairment charge of $5 million related to these investments.

4.   SHAREHOLDERS' INVESTMENT:

     As of June 30, 2001, there were outstanding 18,000,000 shares of Class B common stock, all held by Chris-Craft, and 4,511,605 shares of Class A common stock, 10,000 shares of which are held by Chris-Craft. At June 30, 2001, 185,497 shares of Class A common stock remain authorized for purchase by BHC; however, BHC's merger agreement with News Corp. (see Note 9) prohibits any such purchases while the agreement is in effect.

     Capital transactions of subsidiary, as set forth in the accompanying condensed consolidated statements of cash flows, reflect proceeds to UTV of $4,604,000 and $2,023,000 in the first six months of 2001 and 2000, respectively, from the exercise of stock options and UTV's $0.50 per share dividend in 2000, adjusted for intercompany eliminations and minority interest.

5.   COMPREHENSIVE INCOME:

     Other comprehensive income includes only unrealized gains and losses on marketable securities classified as available-for-sale (see Note 2), net of a reclassification adjustment for gains included in net income. Comprehensive income is as follows (in thousands):

                                           Three Months         Six Months
                                          Ended June 30,      Ended June 30,
                                        ------------------  ------------------
                                          2001      2000      2001      2000
                                        --------  --------  --------  --------
Net income                              $ 20,729  $ 27,108  $ 36,279  $ 31,544
Other comprehensive income, (loss)
 net of taxes and minority interest          208    (2,226)    1,180      (307)
                                        --------  --------  --------  --------
Comprehensive income                    $ 20,937  $ 24,882  $ 37,459  $ 31,237
                                        ========  ========  ========  ========

6.   INCOME TAXES:

     In May 2001, UTV and the Internal Revenue Service settled for $10.6 million, including $3.8 million of interest through June 30, 2001, UTV's previously denied claim for a refund for capital losses generated in 1993. In addition, at that time, UTV also recorded a reversal of $4.8 million of Federal and state tax liabilities accrued in prior years.

7.   COMMITMENTS AND CONTINGENCIES:

     Commitments of BHC's television stations for film contracts entered into but not available for broadcasting at June 30, 2001 aggregated approximately $188.4 million, including $88.7 million applicable to UTV.

     In April 1999, a jury awarded damages totaling $7.3 million (approximately $9 million including interest and legal fees through June 30, 2001) to a former

WWOR employee who filed suit alleging discrimination by the station. The station and its counsel believed the award to be unjustified and filed an appeal. On June 13, 2001 the Appellate Division of the New Jersey Superior Court reversed and vacated the trial court's judgment. On September 17, 2001 the New Jersey Supreme Court denied certiorari of the plaintiff's appeal of the reversal. The case is currently scheduled for retrial beginning on January 14, 2002. It is not possible to reasonably estimate the amount, if any, which ultimately will be paid. Accordingly, no amount has been reserved in BHC's financial statements relating to this matter.

     UTV remains obligated for possible future consideration relating to the 1999 purchase of WRBW in Orlando, Florida, of up to $25 million.

     Contingent fees due upon completion of the merger and other merger-related liabilities were approximately $28.9 million and were paid in July 2001 (see
Note 9).

8.   EARNINGS PER SHARE:

     Computations of earnings per share are as follows (in thousands of dollars except per share amounts):

                                    Three Months            Six  Months
                                   Ended June 30,          Ended June 30,
                              ------------------------  ----------------------
BASIC:                            2001        2000        2001        2000
------                        -----------  -----------  ----------  ----------
Weighted average common
 shares outstanding            22,511,605   22,511,605   22,511,605  22,511,605
                              ===========  ===========  =========== ===========
Net income                         20,729      27,108   $    36,279 $    31,544
                              ===========  ===========  =========== ===========
Basic earnings per share      $      0.92  $     1.20   $      1.61 $      1.40
                              ===========  ===========  =========== ===========
DILUTED:
--------
Weighted average common
 shares outstanding            22,511,605   22,511,605   22,511,605  22,511,605
                              ===========  ===========  =========== ===========
Net income                    $    20,729  $    27,108  $    36,279 $    31,544
Dilution of UTV net income
 from UTV stock options               (26)         (20)         (38)        (37)
                              -----------  -----------  ----------- -----------
                              $    20,703  $    27,088  $    36,241 $    31,507
                              ===========  ===========  =========== ===========
Diluted earnings
  per share                   $      0.92  $      1.20  $      1.61 $      1.40
                              ===========  ===========  =========== ===========

9.   SUBSEQUENT EVENT:

     As reported in BHC's Current Report on Form 8-K, dated August 23, 2000, Chris-Craft, BHC, and UTV have each agreed to be acquired by News Corp. for consideration consisting of cash and News Corp. preferred American Depositary Receipts. Subject to limitations set forth in the respective merger agreements, Chris-Craft, BHC and UTV shareholders may elect to receive the consideration as all cash, all stock or a combination thereof. The transaction was completed in July 2001 and the related contingent fees and severance were paid in July 2001 (see Note 7).